SCHEDULE 14C INFORMATION STATEMENT

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934 (Amendment No.  )

Check the appropriate box:
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☒  Definitive Information Statement

Mass Hysteria Entertainment Company, Inc.

(Name of Registrant as Specified In Its Charter)

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MASS HYSTERIA ENTERTAINMENT COMPANY, INC.
8899 Beverly Blvd. Suite 710
West Hollywood, California 90048
____________________

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

____________________

January 13, 2012

Stockholders holding a majority of the voting power of Mass Hysteria Entertainment Company, Inc., or Mass Hysteria, have taken action by written consent to approve an amendment to its Articles of Incorporation, which amendment will (i) increase its authorized common stock from three hundred million (300,000,000) shares to two billion (2,000,000,000) shares; (ii) to reduce the par value for its capital stock from $0.001 per share to $0.00001 per share; (iii) grant authority to our board of directors to effectuate a stock split or reverse stock split without stockholder approval; (iv) elect not to be governed by certain provisions pertaining to “resident domestic corporations” under the Nevada Revised Statutes; and (v) elect not to be governed by certain provisions relating to “issuing corporations” under the Nevada Revised Statutes.

These stockholders have also taken action by written consent to approve the adoption of the Mass Hysteria 2011 Stock Incentive Plan.

Stockholders of record at the close of business on January 13, 2012 will be entitled to notice of this stockholder action by written consent.  Since the actions will have been approved by the holders of the required majority of the voting power of our voting stock, no proxies were or are being solicited.  We anticipate that the increase in our authorized common stock will become effective on or about February 17, 2012.

/s/	Daniel Grodnik
Daniel Grodnik
President

WE ARE NOT ASKING YOU FOR A PROXY AND YOU
ARE REQUESTED NOT TO SEND US A PROXY.

MASS HYSTERIA ENTERTAINMENT COMPANY, INC.

INFORMATION STATEMENT

TABLE OF CONTENTS

Page
Information Concerning the Action by Written Consent	3
The Proposals	5
Proposal 1 – Amendment to the Articles of Incorporation to Increase the Authorized Common Stock to 2,000,000,000 shares	5
Proposal 2 – Amendment to the Articles of Incorporation to Decrease the par value of our Common Stock to $0.00001 per share	7
Proposal 3 – Amendment to the Articles of Incorporation to Authorize the Board of Directors to Effectuate a Stock Split or Reverse Stock Split without Stockholder Approval	8
Proposal 4 – Amendment to the Articles of Incorporation to Elect not to be Governed by Provisions Pertaining to “Resident Domestic Corporations” under the Nevada Revised Statues	11
Proposal 5 – Amendment to the Articles of Incorporation to Elect not to be Governed by Provisions Pertaining to “Issuing Corporations” under the Nevada Revised Statues	12
Proposal 6 – Approve Mass Hysteria 2011 Stock Incentive Plan	13
Security Ownership of Certain Beneficial Owners and Management	23

Exhibit A – Amended and Restated Articles of Incorporation	A-1

MASS HYSTERIA ENTERTAINMENT COMPANY, INC.
____________________

INFORMATION STATEMENT
____________________

INFORMATION CONCERNING THE ACTION BY WRITTEN CONSENT

Date and Purpose of Written Consent

On January 5, 2012, stockholders holding a majority of the voting power of Mass Hysteria Entertainment Company, Inc., or Mass Hysteria, have taken action by written consent to amend and restate Mass Hysteria’s articles of incorporation to effectuate the following: (i) increase its authorized common stock from three hundred million (300,000,000) shares to two billion (2,000,000,000) shares; (ii) to reduce the par value for its common from $0.001 per share to $0.00001 per share; (iii) grant authority to our board of directors to effectuate a stock split or reverse stock split without stockholder approval; (iv) elect not to be governed by certain provisions pertaining to “resident domestic corporations” under the Nevada Revised Statutes; and (v) elect not to be governed by certain provisions relating to “issuing corporations” under the Nevada Revised Statutes.

These stockholders have also taken action by written consent to approve the adoption of the Mass Hysteria 2011 Stock Incentive Plan.

Voting Power of Stockholders; Stockholders Entitled to Notice

Approval of the matters described herein requires the written consent of the holders of outstanding stock of each voting group entitled to vote on such matters.  As of January 4, 2012, there were 128,982,629 shares of our common stock outstanding and 10,000 shares of our series A preferred stock outstanding.  Holders of our common stock are entitled to one vote per share.  Holders of our Series A  Preferred Stock are entitled to the number of votes on such matters equal to the product of (a) the number of shares of the Series A Preferred Stock held by such holder, (b) the number of issued and outstanding shares of our common stock on a fully diluted basis, as of the record date for the vote, or, if no such record date is established, as of the date such vote is taken or any written consent of stockholders is solicited, and (c) 0.0002.

The Series A Preferred Stock is not convertible.  In addition, we have approximately $778,536 of outstanding convertible notes, convertible into our common stock, some of which based on a discount to our market price.  As of January 5, 2012, these notes were convertible into 564,358,278 shares of our common stock.  We also have options to purchase 20,000,000 shares of our common stock issued and outstanding.  Thus, the Series A Preferred Stock is entitled to 1,385,528,360 votes.

Accordingly, there are 2,078,292,540 votes outstanding voting together as a single class.  Stockholders of record at the close of business on January 13, 2012, will be entitled to receive this notice and information statement.

Consents Required

The amended and restated articles of incorporation require the consent of the holders of a majority of the shares of common stock, and Series A Preferred Stock voting together as a single class.

On January 5, 2012, Daniel Grodnik, the holder of all of our series A preferred stock, who holds voting power consisting of 1,408,528,360 votes, or approximately 68% of the outstanding votes, delivered a written consent to us adopting the proposal set forth herein.  For a detailed breakdown of Mr. Grodnik’s holdings please see “COMMON STOCK OUTSTANDING AND CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.”

Information Statement Costs

The cost of delivering this information statement, including the preparation, assembly and mailing, of the information statement, as well as the cost of forwarding this material to the beneficial owners of our capital stock, will be borne by us.  We may reimburse brokerage firms and others for expenses in forwarding information statement materials to the beneficial owners of our capital stock.

No Dissenter’s Rights

Stockholders have no appraisal or dissenter’s rights with respect to any of the actions described in this information statement.

Householding of Information Statement

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” information statements.  This means that only one copy of our information statement may have been sent to multiple stockholders in each household.   We will promptly deliver a separate copy of either document to any stockholder upon written or oral request.  Mass Hysteria to Mass Hysteria Entertainment Company, Inc., 8899 Beverly Blvd. Suite 710 West Hollywood, California 90048, (310) 285-7800.  Any stockholder who wants to receive separate copies of our information statement in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder, or the stockholder may contact us at the above address.

THE PROPOSALS

PROPOSAL 1
AMENDMENT TO OUR ARTICLES OF INCORPORATION
ITO INCREASE OUR AUTHORIZED COMMON STOCK
FROM 300,000,000 SHARES
TO 2,000,000,000 SHARES

Introduction

On January 5, 2012, our board of directors unanimously adopted a resolution declaring it advisable to amend our articles of incorporation to increase our authorized common stock from 300,000,000 shares to 2,000,000,000 shares.  Our board of directors further directed that this amendment to our certificate of incorporation be submitted for consideration by our stockholders.  On January 5, 2012, the holders of our voting stock approved the increase of our authorized common stock to 2,000,000,000 shares.

Effective Time of the Charter Amendment Increasing our Authorized Common Stock

The amended articles effectuating the increase of our authorized common stock will become effective or after the twentieth (20th) day after this information statement is sent to our stockholders, It is presently contemplated that such amended articles will be effective on or about February 17, 2012.

A copy of the amended articles is attached to this information statement as Appendix A.

Principal Reasons for Increase in Authorized Common Stock

Currently, our articles of incorporation, as amended, authorize 300,000,000 shares of common stock.  Authorizing an additional 1,700,000,000 shares of common stock would give our board of directors the express authority without further action of the stockholders to issue common stock from time to time as the board deems necessary.  The board of directors believes it is necessary to have the ability to issue such additional shares of common stock to honor conversions of outstanding securities and for general corporate purposes.  Potential uses of the additional authorized shares may include equity financings, issuance of options, acquisition transactions, stock dividends or distributions, without further action of the stockholders, unless such action were specifically required by applicable by or rules of any stock exchange or similar system on which our securities may then be listed. The board of directors chose such a large number of shares of authorized common stock because it wants maximum flexibility to issue common stock in the future without having to seek stockholder approval in the future.

As of January 4, 2012, we had 128,982,629 shares of common stock outstanding and as a result we had approximately 171,017,371 shares available for issuance.  We have a substantial amount of convertible securities and as of the date hereof, we do not currently have enough authorized stock to satisfy full conversion of all of these securities.  In addition, many of these securities have conversion prices based on market price.  As such, if the price of our common stock decreases, we will require even more shares available to satisfy conversions.  We have $778,536 in convertible promissory notes, which are currently convertible into 558,420,989 shares.  The conversion price for some of these notes is based on our market price which could result in a greater number of shares of common stock to satisfy conversions if the price of our common stock decreases.  Failure to honor conversions could result in a default under the notes at which time, the noteholders could declare their notes immediately due and payable.  In addition, we are required by some of these noteholders to reserve shares of common stock equal to 5 times the amount in which their notes are convertible, including 765,720,340 shares which are reserved for a single holder.  Our stockholders originally approved an increase to 900 million shares of common stock as discussed in our preliminary information statement filed in December 2011.  However, we issued a $22,500 convertible note in January 2012 pursuant to which the investor purchasing such note required us to reserve an additional 600 million shares of common stock (in addition to the 165,720,340 shares already reserved for other convertible notes held by such investor)  as a condition to closing the investment.  As such, our board of directors and stockholders decided it best to increase the authorized common stock further. We do not currently have sufficient funds to repay the notes in full. Accordingly, we believe it is important to have sufficient stock to honor conversions.  In addition, the shares required reserved for issuance to note holders limits our ability to issue new shares.

Within the limits imposed by applicable law, described below, shares of common stock could be issued in one or more transactions.  Depending upon the nature and terms thereof, such a transaction or transactions could make a takeover of Mass Hysteria more difficult and, therefore, less likely.  An issuance of additional shares of common stock could have the effect of diluting the earnings per share and book value per share of existing shares of common stock and diluting the stock ownership of persons seeking to obtain control of Mass Hysteria.  While management is currently seeking attractive equity or debt financing arrangements, the board of directors has no present proposals, understandings, or agreements (other than the shares of common stock to be issued upon conversion of the convertible notes referenced above) to issue the additional shares to be authorized.  Issuance of such conversion shares will dilute the stock ownership of current Mass Hysteria stockholders.

Our charter currently provides that preferred stock may be issued in one or more series.  Our board of directors is authorized to fix the number of shares of any series of preferred stock, to determine the designation of any such series and to determine the rights, preferences, privileges, qualifications and limitations of such preferred stock.  Depending upon the nature and terms of any such designated and issued preferred stock, such issuance could make a takeover of our company more difficult and therefore, less likely.  An issuance of any shares of preferred stock could have the effect of diluting the earnings per share and book value per share of existing shares of common stock.  The board of directors has no present plans, understandings, or agreements to issue any preferred stock.  Other than our preferred stock as discussed above, there are no provisions of our articles, bylaws, employment agreements or credit agreements that have material antitakeover consequence.

The board of directors does not currently intend to propose any amendments to Mass Hysteria’s articles of incorporation which might be deemed to have the effect of discouraging takeover attempts, although such amendments or other programs may be considered by the board in the future if it believes the interests of the stockholders would be protected thereby.  Management might be able to use the additional shares to resist or frustrate a third-party transaction providing an above-market premium that is favored by a majority of the independent shareholders.  However, it should be noted that management and its family members currently control approximately 68% of the outstanding common stock on a fully diluted basis and consider a hostile takeover attempt very unlikely.

All shares of common stock, including the additional shares of common stock that will be authorized when the charter amendment becomes effective, which are not issued and outstanding would be issuable at any time or from time to time by action of the board of directors without further authorization from stockholders, except to the extent that such further authorization is required by the terms of any agreements into which Mass Hysteria may hereafter enter, by the terms of any securities that Mass Hysteria may hereafter issue, or applicable law.

The additional shares of common stock which would be authorized would have the same rights and privileges as and otherwise be identical to the shares of common stock currently authorized and outstanding.

PROPOSAL 2
AMENDMENT TO OUR ARTICLES OF
INCORPORATION TO REDUCE OUR PAR VALUE
FROM $0.001 PER SHARE TO $0.00001

Introduction

On January 5, 2012, our board of directors unanimously adopted a resolution declaring it advisable to amend our articles of incorporation to reduce the par value of our common stock from $0.001 per share to $0.00001 per share.  Our board of directors further directed that this amendment be submitted for consideration by our stockholders.  On January 5, 2012, the holders of our voting stock approved the amendment reducing the par value of our common stock.

Effective Time of the Charter Amendment Reducing the Par Value of our Capital Stock

The amended articles effectuating the reduction of the par value of our capital stock become effective or after the twentieth (20th) day after this information statement is sent to our stockholders.  It is presently contemplated that such amended articles will be effective on or about February 17, 2012.

A copy of the Charter Amendment is attached to this information statement as Appendix A.

Reasons for Reducing the Par Value of our Stock

We have a substantial amount of convertible securities (currently $778,536) and many of these securities have conversion prices based on market price or a discount thereof. On January 5, 2012, our stock price was trading at $0.001.  To the extent that we are required to honor conversions with an effective price less than par value, it will require a charge to stockholder’s equity and will increase our stockholders’ deficit.  We believe it is in the best interests of our stockholders to limit any such additional charges to stockholders’ equity.

Within the limits imposed by applicable law, described below, shares of common stock could be issued in one or more transactions.  Depending upon the nature and terms thereof, such a transaction or transactions could make a takeover of Mass Hysteria more difficult and, therefore, less likely.  An issuance of additional shares of common stock could have the effect of diluting the earnings per share and book value per share of existing shares of common stock and diluting the stock ownership of persons seeking to obtain control of Mass Hysteria.  While management is currently seeking attractive equity or debt financing arrangements, the board of directors has no present proposals, understandings, or agreements (other than the shares of common stock to be issued upon conversion of the convertible notes referenced above) to issue the additional shares to be authorized.  Issuance of such conversion shares will dilute the stock ownership of current Mass Hysteria stockholders.

Our charter currently provides that preferred stock may be issued in one or more series.  Our board of directors is authorized to fix the number of shares of any series of preferred stock, to determine the designation of any such series and to determine the rights, preferences, privileges, qualifications and limitations of such preferred stock.  Depending upon the nature and terms of any such designated and issued preferred stock, such issuance could make a takeover of our company more difficult and therefore, less likely.  An issuance of any shares of preferred stock could have the effect of diluting the earnings per share and book value per share of existing shares of common stock.  The board of directors has no present plans, understandings, or agreements to issue any preferred stock.  Other than our preferred stock as discussed above, there are no provisions of our articles, bylaws, employment agreements or credit agreements that have material antitakeover consequence.

The board of directors does not currently intend to propose any amendments to Mass Hysteria’s articles of incorporation which might be deemed to have the effect of discouraging takeover attempts, although such amendments or other programs may be considered by the board in the future if it believes the interests of the stockholders would be protected thereby.  Management might be able to use the additional shares to resist or frustrate a third-party transaction providing an above-market premium that is favored by a majority of the independent shareholders.  However, it should be noted that management and its family members currently control approximately 68% of the outstanding common stock on a fully diluted basis and consider a hostile takeover attempt very unlikely.

PROPOSAL 3
AMENDMENT TO OUR ARTICLES OF
INCORPORATION TO AUTHORIZE OUR
BOARD OF DIRECTORS TO
EFFECTUATE A STOCK SPLIT OR REVERSE STOCK SPLIT
WITHOUT STOCKHOLDER APPROVAL

Introduction

On January 5, 2012 our board of directors unanimously adopted a resolution declaring it advisable to amend our articles of incorporation to grant authority to our board of directors to effectuate a stock split or reverse stock split without correspondingly increasing or decreasing the number of authorized shares of the same class or series without obtaining the approval of the stockholders or the approval of the holders of shares of the affected class or series, and, concurrently therewith, stockholders holding a majority of the voting power of Mass Hysteria took action by written consent approving the amendment to our articles of incorporation granting this authority.

Effective Time of the Amendment Authorizing the Directors to Effectuate a Stock Split or Reverse Stock Split without Stockholder Approval

The amended articles effectuating the grant of authority to our board of directors to effectuate a stock split or reverse stock split without stockholder approval will become effective or after the twentieth (20th) day after this information statement is sent to our stockholders, It is presently contemplated that such amended articles will be effective on or about February 17, 2012.

A copy of the amended articles is attached to this information statement as Appendix A.

Reasons for Authorizing the Directors to Effectuate a Stock Split or Reverse Stock Split without Stockholder Approval

The board of directors believes that an amendment to our articles of incorporation authorizing our board of directors to effectuate a stock split or reverse stock split without stockholder approval will provide flexibility for both our management and business.  The proposed amendment to the articles of incorporation would allow us to implement a stock split or reverse stock split of any class or series of our capital stock without correspondingly increasing or decreasing the number of authorized shares of the same class or series by means of a resolution adopted by its board of directors without obtaining the approval of the stockholders or the approval of the holders of shares of the affected class or series.  Authorization of a stock split or reverse stock split without correspondingly increasing or decreasing the number of authorized shares of the same class or series without stockholder approval is important to us, inasmuch as we will be able to change our outstanding capital stock to more efficiently meet our future needs.  Presently, we need to go to the time and expense of having a stockholder’s meeting or to have the stockholders with a majority of voting power act by written consent in order to effectuate a stock split or reverse stock split without correspondingly increasing or decreasing the number of authorized shares of the same class or series, which includes the time and expense of filing and distributing proxy or information materials in compliance with the rules and regulations of the SEC under Section 14 of the Securities Exchange Act of 1934, as amended.  We seek be able to quickly deal with situations calling for us to modify our capital structure, such as equity financings, convertible debt financings, certain types of mergers and acquisitions, adoption of employee benefit and equity compensation plans, reorganizations (whether pursuant to bankruptcy laws or otherwise), recapitalizations, and if Mass Hysteria’s common stock trades at a value below par value.  Although our management considers it likely that Mass Hysteria will authorize a reverse stock split in the future, we do not have current plans to implement any stock split.

Nevada Law

Under Nevada law, the articles of incorporation of a Nevada corporation may contain a provision that allows the corporation’s board of directors to effectuate a stock split or reverse stock split without correspondingly increasing or decreasing the number of authorized shares of the same class or series without obtaining the approval of the stockholders or the approval of the holders of shares of the affected class or series.

Nevada Revised Statutes Section 78.037, which governs what optional provisions may be contained in the articles of incorporation for a Nevada corporation, states the following:

“The articles of incorporation may also contain any provision, not contrary to the laws of this State:

1.	For the management of the business and for the conduct of the affairs of the corporation;
2.
Creating, defining, limiting or regulating the powers of the corporation or the rights, powers or duties of the directors, the officers or the stockholders, or any class of the stockholders, or the holders of bonds or other obligations of the corporation; or

3.	Governing the distribution or division of the profits of the corporation.”

Section 13 of the proposed Amended and Restated Articles of Incorporation, which would allow for a grant of authority to the board to effect a forward or reverse stock split without shareholder approval, is a provision that is not contrary to any law of the State of Nevada, and thus may be included in the articles of incorporation (or, in this case, an amendment to the articles of incorporation).

In addition, Nevada law’s “default” provisions regarding stock splits and reverse stock splits explicitly authorize a board of directors of a Nevada corporation to effect a stock split or reverse stock split without stockholder approval.  Nevada Revised Statutes Section 78.207 states, in relevant part, the following:

“1.           Unless otherwise provided in the articles of incorporation, a corporation that desires to change the number of shares of a class or series, if any, of its authorized stock by increasing or decreasing the number of authorized shares of the class or series and correspondingly increasing or decreasing the number of issued and outstanding shares of the same class or series held by each stockholder of record at the effective date and time of the change, may, except as otherwise provided in subsections 2 and 3, do so by a resolution adopted by the board of directors, without obtaining the approval of the stockholders. The resolution may also provide for a change of the par value, if any, of the same class or series of the shares increased or decreased.  After the effective date and time of the change, the corporation may issue its stock in accordance therewith.
…
3.            Except as otherwise provided in this subsection, if a proposed increase or decrease in the number of authorized shares of any class or series would adversely alter or change any preference or any relative or other right given to any other class or series of outstanding shares, then the increase or decrease must be approved by the vote, in addition to any vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series whose preference or rights are adversely affected by the increase or decrease, regardless of limitations or restrictions on the voting power thereof.  The increase or decrease does not have to be approved by the vote of the holders of shares representing a majority of the voting power in each class or series whose preference or rights are adversely affected by the increase or decrease if the articles of incorporation specifically deny the right to vote on such an increase or decrease.”

Nevada law specifically authorizes a Nevada corporation to effectuate a stock split or reverse stock split without stockholder approval under certain circumstances, as set forth in NRS 78.207, but NRS 78.207 (along with NRS 78.2055) specifically contemplates that the articles of incorporation may otherwise provide for the grant of lesser or greater authority to the board of directors to effectuate stock splits or reverse stock splits without stockholder approval.

Procedure for Effectuating Stock Split or Reverse Stock Split

In the event that we effectuate a stock split or reverse stock split without stockholder approval, we intend to issue a press release and file a current report on Form 8-K to notify our stockholders and the public at large of the corporate action.  In addition, pursuant to SEC Rule 10b-17, we will provide 10 days advance notice to the NASD of a stock split or reverse stock split.  These are the procedures we would likely follow if we were to effectuate a stock split or reverse stock split pursuant to the existing provisions of NRS Section 78.207.  Other than SEC Rule 10b-17, we are unaware or any applicable law that requires us to provide advance notice to stockholders of a stock split or reverse stock split under the proposed amendment to the articles of incorporation or NRS 78.207.

PROPOSAL 4
AMENDMENT TO OUR ARTICLES OF
INCORPORATION TO ELECT TO NOT TO BE GOVERNED BY CERTAIN PROVISIONS PERTAINING TO “RESIDENT DOMESTIC CORPORATIONS” UNDER THE NEVADA REVISED STATUTES

Introduction

On January 5, 2012, our board of directors unanimously adopted a resolution declaring it advisable to amend our articles of incorporation to elect that we shall not be subject to, or governed by, any of the provisions in Sections 78.411 to 78.444, inclusive, of the Nevada Revised Statutes at such time, if any, that we become a “resident domestic corporation” as that term is defined in Section 78.427 of the Nevada Revised Statutes, and, concurrently therewith, stockholders holding a majority of the voting power of Mass Hysteria took action by written consent approving the amendment to our articles of incorporation effectuating this election.

Effective Time of the Amendment to Opt Out of Certain Provisions Pertaining to Resident Domestic Corporations

The amended articles effectuating the election not to be governed by certain provisions pertaining to resident domestic corporations will become effective or after the twentieth (20th) day after this information statement is sent to our stockholders, It is presently contemplated that such amended articles will be effective on or about February 17, 2012.

A copy of the amended articles is attached to this information statement as Appendix A.

Reasons for Electing Not to be Governed by Certain Provisions Pertaining to Resident Domestic Corporations

Nevada Revised Statute (NRS) Section 78.427 defines a “resident domestic corporation” is as a domestic corporation that has 200 or more stockholders of record.  NRS 78.434(5) allows a corporation to expressly elect in its articles of incorporation not to be governed by NRS 78.411 to 78.444 before the date it becomes a resident domestic corporation.

NRS 78.411 to 78.444 sets forth rules and restrictions regarding combinations of resident domestic corporations with interested stockholders.  An “interested stockholder” is defined as any person who is (i) a beneficial owner, directly or indirectly, of ten percent (10%) or more of  the voting power of the corporation, or (ii) an affiliate or associate of the resident domestic corporation of the resident domestic corporation and at any time within 3 years immediately before the date in question was the beneficial owner, directly or indirectly, of ten percent (10%) or more of the voting power of the outstanding shares of the domestic resident corporation.

We are not currently a resident domestic corporation.  However, if we wait until we become a resident domestic corporation to make this election, it will not become effective until 18 months after such election is approved.  Accordingly, it is more expedient to have the election made now.

If this election is not made, we will be unable to consummate any business combination with an interested person for a period of 3 years after such person becomes an interested person even if such combination is approved by all non-interested stockholders.  While we currently do not have any plans to enter into a business combination with an interested stockholder, we feel it is in the best interests of the corporation and out stockholders to maintain the flexibility to pursue all options to maximize stockholder value.  The rules under NRS 78.411 to 78.444 severely restrict our ability in this area.  An election not to be governed by these rules would not obviate the need for stockholder approval.  However, the board and the stockholders would be entitled to approve transactions prior to the end of the 3 year restriction period.

In addition to the 3 year waiting period, the provisions of NRS 78.411 to 78.444 provide that the consideration received in any business combination with an interested stockholder after such 3 year period must be higher than the amount per share paid by the interested stockholder or the market price of the stock on the day such party became interested.  This provision intends to protect the non-interested stockholder.  However, we believe it is in the stockholders best interest to allow them to decide whether a price is fair under certain circumstances.  There is no guarantee that our stock price will continue to increase.  Stockholders may decide that it is in their best interest to accept an offer from an interested stockholder in a declining market.  If this election is not approved, stockholders will not have the right to make such determination.

PROPOSAL 5
AMENDMENT TO OUR ARTICLES OF
INCORPORATION TO ELECT NOT TO BE GOVERNED BY CERTAIN PROVISIONS PERTAINING TO “ISSUING CORPORATIONS” UNDER THE NEVADA REVISED STATUTES

Introduction

On January 5, 2012, our board of directors unanimously adopted a resolution declaring it advisable to amend our articles of incorporation to elect that we shall not be subject to, or governed by, any of the provisions in Sections 78.378 to 78.3793, inclusive, of the Nevada Revised Statutes at such time, if any, that we become an “issuing corporation” as that term is defined in Section 78.3788 of the Nevada Revised Statutes, and, concurrently therewith, stockholders holding a majority of the voting power of Mass Hysteria took action by written consent approving the amendment to our articles of incorporation effectuating this election.

Effective Time of the Amendment to Opt Out of Certain Provisions Pertaining to Issuing Corporations

The amended articles effectuating the election not to be governed by certain provisions pertaining to issuing corporations will become effective or after the twentieth (20th) day after this information statement is sent to our stockholders, It is presently contemplated that such amended articles will be effective on or about February 17, 2012.

A copy of the amended articles is attached to this information statement as Appendix A.

Reasons for Electing Not to be Governed by Certain Provisions Pertaining to Issuing Corporations

Nevada Revised Statute (NRS) Section 78.3799 defines “issuing corporation” as any corporation organized in Nevada which has 200 or more stockholders or record, at least 100 of whom have addresses in the state of Nevada appearing on the stock ledger and does business in the State of Nevada directly or through an affiliated corporation. The provisions of NRS 78.378 to 78.3793 apply to the acquisition of controlling interests in an issuing corporation unless the articles of incorporation provide otherwise.

The provisions relating to acquisition of a controlling interest in an issuing corporation provide that the acquiring person must deliver an offeror’s statement and that a special meeting of stockholders must be called to determine whether such acquiring person shall be entitled to full voting rights of his shares.  Further, if the offeror’s statement is not delivered in the manner prescribed or if such acquiring person is not granted full voting rights by the stockholders, the issuing corporation will be required to call for redemption of such shares of the aforementioned acquiring person.  We believe it is in the best interests of the corporation and its stockholder to avoid the time and expense associated with calling a special meeting of stockholders or redemption of such acquiring person’s shares.

PROPOSAL 6
APPROVAL OF THE MASS HYSTERIA 2011 STOCK INCENTIVE PLAN

Introduction

On February 17, 2011, our board of directors adopted the Mass Hysteria 2011 Stock Incentive Plan, referred to herein as the “plan.” The following is a summary of the material features of the plan. The plan is a the source of new equity-based awards for employees.

General Purpose

The purpose of the plan is to further align the interests of employees, directors and non-employee consultants with those of the stockholders by providing incentive compensation opportunities tied to the performance of the common stock and by promoting increased ownership of the common stock by such individuals. The plan is also intended to advance the interests of the company and its shareholders by attracting, retaining and motivating key personnel upon whose judgment, initiative and effort the successful conduct of the company’s business is largely dependent. We are permitted to grant awards of stock options, stock awards, and restricted stock awards under the plan. Each type of award is discussed in greater detail below.

ERISA

The plan is not an “employee pension benefit plan” as defined in Section 3(2) of the U.S. Employee Retirement Income Security Act and is not qualified as a profit sharing plan as described in Section 401 of the Internal Revenue Code.

Shares Available

The maximum aggregate number of shares of common stock that may be issued and sold under all awards granted under the plan is 23,000,000 shares. Shares of common stock issued and sold under  the plan may be either authorized but unissued shares or shares held in our treasury.

To the extent that any award involving the issuance of shares of common stock is forfeited, cancelled, returned to us for failure to satisfy vesting requirements or other conditions of the award, or otherwise terminates without an issuance of shares of common stock being made thereunder, the shares of common stock covered thereby will no longer be counted against the foregoing maximum share limitations and may again be made subject to awards under the plan pursuant to such limitations. Any awards or portions thereof which are settled in cash and not in shares of common stock shall not be counted against the foregoing maximum share limitations.

If there shall occur any change with respect to the outstanding shares of our common stock by reason of any recapitalization, reclassification, stock dividend, extraordinary dividend, stock split, reverse stock split or other distribution with respect to the shares of our common stock, or any merger, reorganization, consolidation, combination, spin-off or other similar corporate change, or any other change affecting our common stock, we may, in the manner and to the extent that it deems appropriate and equitable to the participants in the plan and consistent with the terms of the plan, cause an adjustment to be made in (i) the maximum number of shares available for issuance under the plan, (ii) the number and kind of shares of common stock, or other rights subject to then outstanding awards, (iii) the exercise or base price for each share or other right subject to then outstanding awards, and (iv) any other terms of an award that are affected by the event. However, in the case of incentive stock options, any such adjustments shall, to the extent practicable, be made in a manner consistent with the requirements of Section 424(a) of the Internal Revenue Code.

Notwithstanding anything contained in the plan to cover the contrary, including any adjustments discussed in the preceding paragraph, the maximum aggregate number of shares of common stock that may be issued and sold under all awards granted under the plan shall be anti-dilutive in the event of a reverse stock split by us and shall not result in any reduction in the number of shares available and authorized under the plan at the effective time of such reverse stock split(s).

Administration

The plan shall be administered by a committee comprised of one or more members of our board of directors, or if no such committee exists, the entire board of directors.

The committee shall have such powers and authority as may be necessary or appropriate for the committee to carry out its functions as described in the plan. Subject to the express limitations of the plan, the committee shall have authority in its discretion to determine the eligible persons to whom, and the time or times at which, awards may be granted, the number of shares or other rights subject to each award, the exercise, base or purchase price of an award (if any), the time or times at which an award will become vested, exercisable or payable, the performance goals and other conditions of an award, the duration of the award, and all other terms of the award. Subject to the terms of the plan, the committee shall have the authority to amend the terms of an award in any manner that is not inconsistent with the plan, provided that no such action shall adversely affect the rights of a participant with respect to an outstanding award without the participant’s consent. The committee shall also have discretionary authority to interpret the plan, to make factual determinations under the plan, and to make all other determinations necessary or advisable for plan administration, including, without limitation, to correct any defect, to supply any omission or to reconcile any inconsistency in the plan or any award agreement hereunder.

The committee shall have the right, from time to time, to delegate to one or more of our officers the authority of the committee to grant and determine the terms and conditions of awards granted under the plan, subject to the requirements of state law and such other limitations as the committee shall determine. In no event shall any such delegation of authority be permitted with respect to awards to any members of the board or to any eligible person who is subject to Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or Section 162(m) of the Internal Revenue Code.

Eligibility

Participation in the plan is limited to any person which is an employee of ours or any affiliate of ours, or any person to whom an offer of employment with us or one of our affiliates is extended, as determined by the committee, or any person who is a non-employee director, or any person who is consultant to us. The determination of eligibility shall be made by the committee in its sole discretion.

Grant of Stock Awards

A stock award may be granted to any eligible person selected by the committee. The number of shares and other terms of the stock award are specified in each award agreement. The stock award may be granted for past services, in lieu of bonus or other cash compensation, as directors’ compensation or for any other valid purpose as determined by the committee. A stock award granted to an eligible person represents shares of common stock that are issued without restrictions on transfer and other incidents of ownership and free of forfeiture conditions, except as otherwise provided in the plan and the award agreement.  The committee may, in connection with any stock award, require the payment of a specified purchase price. Subject to the foregoing provisions and the applicable award agreement, upon the issuance of the common stock under a stock award, the participant shall have all rights of a stockholder with respect to the shares of common stock, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto. The plan does not specify any maximum or minimum amount of shares which may be granted to any person under a stock award.

Grant of Restricted Stock Awards

A restricted stock award may be granted to any eligible person selected by the committee. The number of shares and other terms of the stock award are specified in each award agreement. The committee may require the payment by the participant of a specified purchase price in connection with any restricted stock award.

The restrictions imposed on shares granted under a restricted stock award shall lapse in accordance with the vesting requirements specified by the committee in the award agreement, provided that the committee may accelerate the vesting of a restricted stock award at any time. Such vesting requirements may be based on the continued service of the participant with the company or its affiliates for a specified time period (or periods) or on the attainment of specified performance goals established by the committee in its discretion. If the vesting requirements of a restricted stock award shall not be satisfied, the award shall be forfeited and the shares of common stock subject to the award shall be returned to the company.

Subject to the foregoing provisions and the applicable award agreement, the participant shall have all rights of a stockholder with respect to the shares granted to the participant under a restricted stock award, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto. The committee may provide in an award agreement for the payment of dividends and distributions to the participant at such times as paid to stockholders generally or at the times of vesting or other payment of the restricted stock award.

Grant of Options

A stock option may be granted to any eligible person selected by the Committee. Each stock option shall be designated as an incentive stock option or as a nonqualified stock option. An incentive stock option may only be granted to an eligible person who is considered an employee for purposes of Treasury Regulation ss.1.421-7(h) with respect to us or any of our affiliates that qualifies as a “subsidiary corporation” with respect to us for purposes of Section 424(f) of the Internal Revenue Code.

The exercise price per share of a stock option shall not be less than 85 percent of the fair market value of the shares of common stock on the date of grant, except that the exercise price per shares of an incentive stock option shall not be less than 100 percent of the fair market value of the shares of common stock on the date of grant, and that the exercise price per shares of an incentive stock option shall not be less than 110 percent of the fair market value in the case of any person who owns securities possessing more than 10 percent of the total combined voting power of all classes of our securities.

The committee shall prescribe the time or times at which, or the conditions upon which, a stock option or portion thereof shall become vested and/or exercisable, and may accelerate the vesting or exercisability of any stock option at any time, provided, however, that any stock option shall vest at the rate of at least twenty percent per year over five years from the date the stock option is granted, subject to reasonable conditions as may be provided for in the award agreement. However, in the case of a stock option granted to officers, non-employee directors, managers or consultants, the stock option may become fully exercisable, subject to reasonable conditions, at anytime or during any period established by us. The requirements for vesting and exercisability of a stock option may be based on the continued service of the participant with us or one of our affiliates for a specified time period (or periods) or on the attainment of specified performance goals established by the committee in its discretion.

The committee shall prescribe in an award agreement the period during which a vested stock option may be exercised, provided that the maximum term of a stock option shall be ten years from the date of grant. Except as otherwise provided in the plan or as otherwise may be provided by the committee, no stock option issued to an employee or a non-employee director may be exercised at any time during the term thereof unless the employee or a non-employee director is then in our service or the service of one of our affiliates.

Exercise of Options

Subject to such terms and conditions as shall be specified in an award agreement, a stock option may be exercised in whole or in part at any time during the term thereof by notice in the form required by us, together with payment of the aggregate exercise price therefor and applicable withholding tax. Payment of the exercise price shall be made in the manner set forth in the award agreement, which, unless otherwise provided by the committee, shall be as follows: (i) in cash or by cash equivalent acceptable to the committee, (ii) by payment in shares of our common stock that have been held by the participant for at least six months (or such period as the committee may deem appropriate) valued at the fair market value of such shares on the date of exercise, (iii) through an open-market, broker-assisted sales transaction pursuant to which we are promptly delivered the amount of proceeds necessary to satisfy the exercise price, (iv) by a combination of the methods described above, or (v) by such other method as may be approved by the committee and set forth in the award agreement. In addition to and at the time of payment of the exercise price, the participant shall pay to us the full amount of any and all applicable income tax, employment tax, and other amounts required to be withheld in connection with such exercise, payable under such of the methods described above for the payment of the exercise price as may be approved by the committee and set forth in the award agreement.

Nontransferability

Nonqualified Stock Options. Nonqualified stock options shall be nontransferable except (i) upon the participant’s death, or (ii) for the transfer of all or part of the stock option to a participant’s “family member” (as defined for purposes of the Form S-8 registration statement under the Securities Act of 1933), as may be approved by the committee in its discretion at the time of proposed transfer. The transfer of a nonqualified stock option may be subject to such terms and conditions as the committee may in its discretion impose from time to time. Subsequent transfers of a nonqualified stock option shall be prohibited other than in accordance with the terms set forth herein.

Incentive Stock Options. Incentive stock options shall be nontransferable other than by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of a participant only by such participant.

Termination of Employment

The stock option of any participant whose service with us or one of our affiliates is terminated for any reason shall terminate on the earlier of (A) the date that the stock option expires in accordance with its terms or (B) unless otherwise provided in an award agreement, and except for termination for cause, the expiration of the applicable time period following termination of Service, in accordance with the following: (1) twelve months if service ceased due to disability, (2) eighteen months if service ceased at a time when the participant is eligible to elect immediate commencement of retirement benefits at a specified retirement age under a pension plan to which we or any of our affiliates had made contributions, (3) eighteen months if the participant died while in the service of us or any of our affiliates, or (iv) three months if service ceased for any other reason. During the foregoing applicable period, except as otherwise specified in the award agreement or in the event service was terminated by the death of the participant, the stock option may be exercised by such participant in respect of the same number of shares of common stock, in the same manner, and to the same extent as if he or she had remained in the continued service of us or any affiliate during the first three months of such period; provided that no additional rights shall vest after such three months. The committee shall have authority to determine in each case whether an authorized leave of absence shall be deemed a termination of service for purposes hereof, as well as the effect of a leave of absence on the vesting and exercisability of a stock option. Unless otherwise provided by the committee, if an entity ceases to be an affiliate of the company or otherwise ceases to be qualified under the plan or if all or substantially all of the assets of an affiliate of the company are conveyed (other than by encumbrance), such cessation or action, as the case may be, shall be deemed for purposes hereof to be a termination of the service.

An award of an incentive stock option may provide that such stock option may be exercised not later than 3 months following termination of employment of the participant with us and all subsidiaries, or not later than one year following a permanent and total disability within the meaning of Section 22(e)(3) of the Internal Revenue Code, as and to the extent determined by the committee to comply with the requirements of Section 422 of the Internal Revenue Code.

Amendment and Termination

The board may at any time and from time to time and in any respect, amend or modify the plan. The board may seek the approval of any amendment or modification by our stockholders to the extent it deems necessary or advisable in its discretion for purposes of compliance with Section 162(m) or Section 422 of the Internal Revenue Code, or exchange or securities market or for any other purpose. No amendment or modification of the plan shall adversely affect any award theretofore granted without the consent of the participant or the permitted transferee of the award. The plan shall terminate on the tenth anniversary of the date of its adoption by the board. The board may, in its discretion and at any earlier date, terminate the plan. Notwithstanding the foregoing, no termination of the plan shall adversely affect any award theretofore granted without the consent of the participant or the permitted transferee of the award.

Restrictions on Resale

Persons ordinarily may publicly resell the shares of common stock issued pursuant to an award granted under the plan without registration under the federal securities laws. However, our affiliates who acquire shares of our common stock pursuant to an award under the plan described in this information statement will not be able to rely on the prospectus covering the issuance of shares under the plan to resell those shares. Accordingly, our affiliates must ensure that the resale of their shares complies with an available exemption from the registration provisions of the Federal securities law, such as Rule 144 under the Securities Act of 1933, as amended.

Shares granted under any Restricted Stock Award may not be transferred, assigned or subject to any encumbrance, pledge, or charge until all applicable restrictions are removed or have expired, unless otherwise allowed by the committee. Failure to satisfy any applicable restrictions shall result in the subject shares of the restricted stock award being forfeited and returned to us. The committee may require in an award agreement that certificates representing the shares granted under a restricted stock award bear a legend making appropriate reference to the restrictions imposed, and that certificates representing the shares granted or sold under a restricted stock award will remain in the physical custody of an escrow holder until all restrictions are removed or have expired.

We are subject to Section 16(b) of the Securities Exchange Act of 1934, as amended. Section 16(b) allows us to recover any profit realized by any of our officers, directors or 10% stockholders from any purchase and sale, or sale and purchase, of shares of our common stock within any period of less than six months.

Federal Income Tax Consequences

THIS SECTION OF THE INFORMATION STATEMENT CONTAINS A DISCUSSION REGARDING THE INCOME TAX CONSEQUENCES OF THE PLAN UNDER FEDERAL INCOME TAX LAW. THIS DISCUSSION IS INTENDED ONLY AS A BROAD DISCUSSION OF THE GENERAL RULES UNDER INCOME TAX LAWS APPLICABLE TO THE ISSUANCE OF COMMON STOCK AS COMPENSATION. SPECIFIC SITUATIONS MAY BE SUBJECT TO DIFFERENT RULES AND MAY RESULT IN DIFFERENT TAX CONSEQUENCES. YOU ARE STRONGLY URGED TO CONSULT YOUR OWN PERSONAL TAX ADVISOR WITH SPECIFIC REFERENCE TO YOUR OWN TAX SITUATION REGARDING ALL FEDERAL, STATE AND LOCAL TAX MATTERS IN CONJUNCTION WITH THE PLAN AND THE GRANT, EXERCISE AND ULTIMATE SALE OF ANY SHARES RECEIVED UPON THE EXERCISE OF OPTIONS GRANTED PURSUANT TO THE PLAN.

Stock Awards

A recipient of a stock award under the plan will have compensation income upon the receipt of the shares in an amount equal to the fair market value of the shares on the date of the issuance.

Restricted Stock Awards

Unless a recipient files a Section 83(b) election with the Internal Revenue Service within 30 days following the date of grant of a restricted stock award, a recipient of a restricted stock award will not have any taxable income until the award vests. Upon the vesting of the award and receipt by recipient of the not-restricted shares, recipient will have compensation income in an amount equal to the fair market value of the shares on the date of vesting.

If a participant makes an election pursuant to Section 83(b) of the Internal Revenue Code with respect to a restricted stock award, the participant shall file, within 30 days following the date of grant, a copy of such election with us and with the Internal Revenue Service, in accordance with the regulations under Section 83 of the Internal Revenue Code. If a recipient files such a Section 83(b) election, the participant of the restricted stock award will have compensation income on the date of grant in an amount equal to the fair market value of the shares on the date of grant. The committee may provide in an award agreement that the restricted stock award is conditioned upon the participant’s making or refraining from making an election with respect to the award under Section 83(b) of the Internal Revenue Code.

Incentive Stock Options

Grant and Exercise of Incentive Stock Options. In general, a participant realizes no income upon the grant of plan incentive stock options assuming these options qualified as “incentive stock options” under the Internal Revenue Code when they were granted or upon the exercise of incentive stock options. But see, “Alternative Minimum Tax,” below. The amount paid by the participant for the shares of common stock received pursuant to the exercise of incentive stock options will generally constitute his or her basis or cost for tax purposes. The holding period for such common stock generally begins on the date the participant exercises incentive stock options. See below for a discussion of the exceptions to these general rules when the participant uses previously acquired stock of the company to exercise incentive stock options.

Alternative Minimum Tax. Although no current taxable income is realized upon the exercise of incentive stock options, Section 56(b)(3) of the Internal Revenue Code provides that the excess of the fair market value on the date of exercise of the common stock acquired pursuant to such exercise over the option price is an item of tax adjustment. As such, the exercise of incentive stock options may result in the participant being subject to the alternative minimum tax for the year incentive stock options are exercised. The alternative minimum tax is calculated on a taxpayer’s adjusted gross income, subject to special adjustments, plus specified items of tax preference minus specified itemized deductions. The resulting amount is the alternative minimum taxable income.

If the shares are disposed of in a “disqualifying disposition” - that is, within one year of exercise or two years from the date of the option grant - in the year in which the incentive stock option is exercised, the maximum amount that will be included as alternative minimum tax income is the gain on the disposition of the incentive stock option stock. In the event there is a disqualifying disposition in a year other than the year of exercise, the income on the disqualifying disposition will not be considered income for alternative minimum tax purposes. In addition, the basis of the incentive stock option stock for determining gain or loss for alternative minimum tax purposes will be the exercise price for the incentive stock option stock increased by the amount that alternative minimum tax income was increased due to the earlier exercise of the incentive stock option. Alternative minimum tax incurred by reason of the exercise of the incentive stock option does not result, for regular income tax purposes, in an increase in basis of the shares acquired upon exercise. The alternative minimum tax attributable to the exercise of an incentive stock option may be applied as a credit against regular tax liability in a subsequent year, subject to certain limitations. The gain recognized upon a sale or exchange of shares acquired through the exercise of the incentive stock option’s will be limited to the excess of the amount received in the sale or exchange over the fair market value of the shares at the time the incentive stock option was exercised.

The application of the alternative minimum tax for each participant will depend on such participant’s total income and deductions for the year of exercise. As such, the extent to which, if any, the tax adjustment item generated by the exercise of incentive stock option’s in conjunction with any other tax adjustment items or alternative minimum tax adjustments may result in an alternative minimum tax liability for any participant cannot be determined. Accordingly, each participant should consult his or her own tax counsel to determine the potential impact of the alternative minimum tax on his or her exercise of incentive stock options.

Employment and Holding Requirements of Incentive Stock Options. The Internal Revenue Code requires that the participant remain an employee of ours or one of our subsidiaries at all times during the period beginning on the date that the incentive stock options are granted and ending on the day three months (or one year in the case of permanent and total disability or death) before the date that each incentive stock option is exercised.

In order for an participant exercising incentive stock options to qualify for the income tax free treatment set forth in the preceding section such participant must not dispose of the shares of common stock acquired pursuant to the exercise of incentive stock options within two years from the date the incentive stock options were granted, nor within one year after the exercise of the incentive stock options. If the participant meets these employment and holding requirements, any future gain or loss realized and recognized from the sale or exchange of the common stock should be long-term capital gain or loss, if the stock is held as a capital asset. If the participant disposes of the shares of common stock acquired upon exercise of an incentive stock option within two years from the granting of options or one year after the exercise of options, any gain will constitute, in the year of disposition, ordinary compensation income to the extent of the excess of the fair market value of the common stock on its acquisition date over the price paid for it by the participant. Any additional gain will be treated as capital gain. If the participant disposes of the shares of common stock issued upon exercise of an incentive stock option at a loss, such loss will be a capital loss.

For purposes of this section, the transfer of shares of common stock previously acquired by a participant after the participant’s death does not constitute a “disposition.” In addition, the transferee of the shares of common stock is not subject to the holding and employment requirements.

If the recipient disposes of options instead of exercising them, the incentive stock option rules discussed herein have no application. The recipient-transferor will recognize either long or short-term capital gain or loss and the purchaser will not be subject to any of these rules.

Nonqualified Stock Options

In general, a participant who receives a nonqualified stock option realizes income either at the date of grant or at the date of exercise, but not at both. Unless the nonqualified stock option has a “readily ascertainable fair market value” at the date of grant, the participant recognizes no income on the date of grant and the compensatory aspects are held open until the nonqualified stock option is exercised. In this case, upon exercise, the participant will have compensation income to the extent of the difference between the fair market value of the stock at the time of exercise and the exercise price paid by the participant.

An nonqualified stock option is deemed to have a readily ascertainable fair market value if (a) the nonqualified stock options are actively traded on an established market or (b) the fair market value can be measured with reasonable accuracy, which means that (i) the nonqualified stock options are transferable, (ii) the nonqualified stock options are exercisable immediately in full, (iii) the nonqualified stock options and underlying stock are not subject to restrictions which have a significant effect on the nonqualified stock option’s value and (iv) the fair market value of the option privilege is readily ascertainable.

Exercise of Options Through Use of Previously Acquired Common Stock of the Company

Under the plan, in some circumstances a participant may be allowed to use previously acquired shares of common stock to exercise stock options. Such previously acquired shares of common stock may include common stock acquired pursuant to an earlier partial exercise of options. Generally the Internal Revenue Service recognizes that an exchange of common stock for other common stock does not constitute a taxable disposition of any shares of common stock. The IRS treats such exchanges as two transactions. First, to the extent of the number of previously acquired shares of common stock, a share for share exchange occurs with each new share of common stock succeeding to the cost basis and holding period of the old shares of common stock. Second, the remaining new shares of common stock are deemed acquired at a zero cost with their holding period commencing on the date of acquisition.

The foregoing rules generally apply to the use of previously acquired shares of common stock to acquire shares of common stock under the plan. An participant may use shares of common stock owned at the date options are exercised to acquire shares of common stock upon exercise of the options. However, despite a “carryover” holding period, all of the new shares of common stock are still subject to the holding requirements discussed above. If participant disposes of such common stock acquired pursuant to the exercises of incentive stock option’s before the later of two years from the granting or one year from exercise, an early disposition occurs first to the extent of the non carryover shares and then to the extent of the carryover shares.

In addition, if a participant uses shares of common stock acquired through a previous partial exercise of options to acquire new shares of common stock through an exercise of options before the first stock has met the above holding requirements, the first stock will be treated as having been disposed of in an early disposition. Therefore, the participant will have to recognize ordinary compensation to the excess of the fair market value of the first stock on its acquisition dates over its price paid. Despite the early disposition, any excess gain is not recognized, but is deferred and carried over to the second stock. If the first stock is used to acquire other shares of common stock which are not subject to the plan, no early disposition will generally occur and the tax free exchange rules may apply.

Again, You Should Consult Your Own Tax Advisor with Regard to the Tax Treatment Applicable in Your Own Tax Situation.

The description of the stock plan is qualified in all respects by the actual provisions of the plan, which was previously filed as Exhibit 4.1 to our Registration Statement on Form S-8 filed with the SEC on February 18, 2011 and incorporated herein by reference.

Grants of Awards

To date, our board of directors has granted 12,435,000 shares of common stock under the plan.

COMMON STOCK OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of January 5, 2012 by the following persons:

●	each person who is known to be the beneficial owner of more than five percent (5%) of our issued and outstanding shares of common stock;

●	each of our directors and executive officers; and

●	all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC.  The number of shares and the percentage beneficially owned by each individual listed above include shares that are subject to options held by that individual that are immediately exercisable or exercisable within 60 days from January 5, 2012, and the number of shares and the percentage beneficially owned by all officers and directors as a group includes shares subject to options held by all officers and directors as a group that are immediately exercisable or exercisable within 60 days from January 5, 2012.

Name and Address (1)	Number of Common Shares Beneficially Owned	Percentage Owned (2)	Number of Series A Shares Beneficially Owned	Percentage Owned (3)	Percentage of Total Voting Power (4)
5% Stockholders:
Michael Greenfield (5)	10,000,000	7.75%	--	--	*
Kevin Sepe (6)	8,000,000 (7)	6.20%	--	--	*
Directors and Officers:
Daniel Grodnik	23,000,000(8)	17.83%	10,000	100%	67.8%
All directors and officers as a group (1 person)	23,000,000(8)	17.83%	10,000	100%	67.8%

*Less than 1%
(1)	Unless otherwise noted, the address is 8899 Beverly Blvd, Suite 710, West Hollywood, CA 90048.
(2)	Based on 128,982,629 common shares issued and outstanding.
(3)	Based on 10,000 series A preferred shares issued and outstanding
(4)
Holders of our common stock are entitled to one vote per share, for a total of 128,982,629 votes. Holders of our Series A preferred stock are entitled to the number of votes on such matters equal to the product of (a) the number of shares of the Series A Preferred Stock held by such holder, (b) the number of issued and outstanding shares of Mass Hysteria’s common stock, on a fully-diluted basis, as of the record date for the vote, or, if no such record date is established, as of the date such vote is taken or any written consent of stockholders is solicited, and (c) 0.0002, for a total of 1,385,528,360 votes.

(5)	The address is 8313 Fountain Avenue, #A, Los Angeles, CA 90069
(6)	The address is 1050 NE 91 Terrace, Miami Shores FL 33138.
(7)	Includes 5,000,000 shares held by Gianna Sepe, his daughter
(8)	Includes 8,000,000 shares under presently exercisable options.

By Order of the Board of Directors

	/s/	Daniel Grodnik
Daniel Grodnik
President

January 13, 2012
West Hollywood, CA

AMENDED AND RESTATED ARTICLES OF INCORPORATION

ATTACHMENT TO

AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF

MASS HYSTERIA ENTERTAINMENT COMPANY, INC.

This Amended and Restated Articles of Incorporation amends, restates and integrates the provisions of the Articles of said corporation in their entirety and has been duly adopted in accordance with Sections 78.390 and 78.403 of the Nevada Revised Statutes (NRS) by the written consent of the holders of the outstanding stock entitled to vote thereon in accordance with the provisions of NRS 78.320.

1.           The name of the corporation is Mass Hysteria Entertainment Company, Inc.

2.           The nature of the business of the Corporation and the objects or the purposes to be transacted, promoted, or carried on by it are as follows:

To engage in any lawful act or activity for which corporations may be organized under the laws of the State of Nevada.

3.           The aggregate number of shares of all classes of capital stock which the corporation shall have authority to issue is Two Billion Ten Million (2,010,000,000), consisting of (i) Two Billion (2,000,000,000) shares of common stock, par value $0.00001 per share (the “Common Stock”), and (ii) Ten Million (10,000,000) shares of preferred stock, par value $0.00001 per share (the “Preferred Stock”).

Shares of Preferred Stock of the Corporation may be issued from time to time in one or more series, each of which shall have such distinctive designation or title as shall be determined by the Board of Directors of the Corporation (“Board of Directors”) prior to the issuance of any shares thereof.  Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof.  The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of the capital stock of the corporation entitled to vote generally in the election of the directors (the “Voting Stock”), voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

4.           The governing board of this corporation shall be known as directors.  The initial authorized number of directors shall be one (1).  The number of directors of the Corporation may be increased or decreased in the manner provided in the Bylaws of the Corporation; provided, that the number of directors shall never be less than one (1).  In the interim between elections of directors by stockholders entitled to vote, all vacancies, including vacancies caused by an increase in the number of directors and including vacancies resulting from the removal of directors by the stockholders entitled to vote which are not filled by said stockholders, may be filled by the remaining directors, though less than a quorum.

5.           No fully paid shares of any class of stock of the Corporation shall be subject to any further call or assessment in any manner or for any cause.  The good faith determination of the Board of Directors of the Corporation shall be final as to the value received in consideration of the issuance of fully paid shares.

6.           The corporation shall have perpetual existence.

7.           The holders of a majority of the outstanding shares of stock which have voting power shall constitute a quorum at a meeting of stockholders for the transaction of any business unless the action to be taken at the meeting shall require a greater proportion.

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to fix the amount to be reserved as working capital over and above its paid-in capital stock, and to authorize and cause to be executed, mortgages and liens upon the real and personal property of the Corporation.

8           The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the Nevada General Corporation Law, as the same may be amended and supplemented.

9.           The Corporation shall, to the fullest extent permitted by the Nevada General Corporation Law, as the same may be amended and supplemented, indemnify any an all persons whom it shall have power to indemnify under said Law from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Law, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

10.           The Corporation reserves the right to amend, alter, change, or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

11.           Shareholders of the Corporation shall not have cumulative voting rights nor preemptive rights.

12.           At such time, if any, as the corporation becomes a “resident domestic corporation,” as that term is defined in Section 78.427 of the Nevada Revised Statutes, the corporation shall not be subject to, or governed by, any of the provisions in Sections 78.411 to 78.444, inclusive, of the Nevada Revised Statutes, as may be amended from time to time, or any successor statute.

13.           At such time, if any, as the corporation becomes an “issuing corporation,” as that term is defined in Section 78.3788 of the Nevada Revised Statutes, this corporation shall not be subject to, or governed by any of the provisions in Sections 78.378 to 78.3793, inclusive, of the Nevada Revised Statutes, as may be amended from time to time.

14.           The corporation may, by resolution or resolutions adopted by the board of directors and without obtaining approval of the stockholders of the corporation, increase or decrease the number of issued and outstanding shares of a class or series of its authorized capital stock held by each stockholder of record of such class or series without correspondingly increasing or decreasing the number of authorized shares of such class or series.  The resolution may, but is not required to, also provide for an increase or decrease of the number of authorized shares of such class or series in either a corresponding or disproportionate ratio to the increase or decrease in the number of issued and outstanding shares of such class or series.  The resolution may also provide for a change of the par value, if any, of the same class or series of the shares increased or decreased.  An increase or decrease of the number of issued and outstanding shares of a class or series of authorized capital stock does not have to be approved by either (a) the vote of stockholders holding a majority of the voting power of the affected class or series, or (b) the vote of the holders of shares representing a majority of the voting power of any class or series whose preference or rights are adversely affected by the increase or decrease.

IN WITNESS WHEREOF, the undersigned has executed these Amended and Restated Articles of Incorporation on January 5, 2012.

Daniel Grodnik, President